UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

April 17, 2015

Date of Report (Date of earliest event reported)

LENNAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Northwest 107th Avenue, Miami, Florida 33172

(Address of principal executive offices) (Zip Code)

(305) 559-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 17, 2015, Lennar Corporation (the “Company”) amended the credit agreement governing its unsecured revolving credit facility (the “Credit Facility”) to reduce the rate of interest on $1.18 billion of the Credit Facility from the current LIBOR plus 2.00% to LIBOR plus 1.75%, increase the maximum potential borrowings from $1.5 billion to $1.6 billion and extend the maturity of $1.18 billion of the Credit Facility from June 2018 to June 2019. The $1.6 billion includes a $263 million accordion feature, subject to additional commitments.

The Third Amended and Restated Credit Agreement (the “Credit Agreement”) is among the Company, as borrower, JPMorgan Chase Bank, N.A., as swingline lender, issuing lender, and administrative agent and the several lenders from time to time parties thereto.

The Credit Facility consists of a revolving loan under which amounts may be borrowed, repaid and redrawn. The proceeds available under the Credit Facility may be used for working capital and general corporate purposes.

In connection with the Credit Agreement, the Company entered into a Third Amended and Restated Guarantee Agreement (the “Guarantee Agreement”), dated as of April 17, 2015, among the Company’s wholly-owned subsidiaries, except specified subsidiaries, which was expanded to exclude subsidiaries that (1) engage in the development, investment and management of commercial or mixed use properties, (2) engage in the development, investment and management of multi-family rental properties, and (3) engage in the installation, development, ownership, servicing, sale or lease of solar power systems or sale of solar power.

The descriptions of the Credit Agreement and the Guarantee Agreement are qualified in their entirety by reference to the full and complete terms contained in the Credit Agreement and the Guarantee Agreement, respectively.

The Company and certain of its affiliates from time to time enter into commercial financial arrangements with almost all the lenders under the Credit Facility and/or their respective affiliates, and affiliates of each of the lenders provide financial, advisory, investment banking and other services to the Company and its affiliates. In addition, affiliates of certain of the lenders serve as underwriters of Company’s issuances of senior notes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Document

10.21	Third Amended and Restated Credit Agreement, dated as of April 17, 2015, among Lennar Corporation, as borrower, JPMorgan Chase Bank, N.A., as swingline lender, issuing lender, and administrative agent, the several lenders from time to time parties thereto, and the other parties and agents thereto—Filed herewith.

10.22	Third Amended and Restated Guarantee Agreement, dated as of April 17, 2015, among certain of Lennar Corporation’s subsidiaries in favor of guaranteed parties referred to therein—Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2015	Lennar Corporation

	By:	/s/ Bruce Gross
	Name:	Bruce Gross
	Title:	Vice President and Chief Financial Officer